Exhibit 99.1

News Release

OvaScience Appoints Christopher Kroeger, M.D., M.B.A., as Chief Executive Officer

— Dr. Kroeger’s Combined Business and Medical Experience Ideally Suited to Drive Company’s OvaTure and OvaPrime-Focused Strategy —

— Company Restructures Organization to Align with R&D Efforts and Extend Cash Runway into Q1 2020, Enabling Key 2019 Milestones —

WALTHAM, Mass., June 21, 2017 — OvaScienceSM, Inc. (NASDAQ: OVAS), a global fertility company focused on the discovery, development and commercialization of new treatment options, today announced the appointment of Christopher Kroeger, M.D., M.B.A., as Chief Executive Officer, effective September 1, 2017. Dr. Kroeger has extensive experience leading, building and advising development-stage therapeutic and medical device companies, and he brings a strong clinical and research background as a practicing physician and scientist. Upon Dr. Kroeger’s transition to OvaScience, Michelle Dipp, M.D., Ph.D., Co-Founder and Executive Chairman of OvaScience plans to step down as Executive Chairman and will serve as an advisor to the Company. Richard Aldrich, Co-Founder of OvaScience and Partner of Longwood Fund, who has been on the Board of Directors since 2011, will continue to serve as lead independent director.

“I am excited to join OvaScience at this pivotal time and to work with the team to advance the Company’s ongoing research and development efforts as we move forward with our OvaTure program and OvaPrime clinical trial,” said Dr. Kroeger, CEO-elect of OvaScience. “I believe egg precursor cell-based treatments are a truly transformative approach to infertility for women and couples hoping to build biological families of their own, and I look forward to leading the team at OvaScience as we work to bring these treatments to patients.”

“Our long-term vision is to build OvaScience into a world-class fertility company. Dr. Kroeger’s research and development experience, combined with his clinical expertise, make him the ideal candidate to lead OvaScience,” said Richard Aldrich, Co-Founder of OvaScience and Partner of Longwood Fund. “Equally impressive, Dr. Kroger’s business acumen has created meaningful value for shareholders of several biotechnology and therapeutics companies. I am confident his leadership and vision will be instrumental as we continue to advance our pipeline.”

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Company Reiterates Focus on OvaTure and OvaPrime Research and Development

OvaScience is focused on advancing its two potentially transformative fertility treatments, OvaTureSM, in preclinical development and OvaPrimeSM, in clinical development. Today, OvaScience announced that it will discontinue ongoing efforts related to the AUGMENTSM treatment outside of North America. The Company is committed to minimizing the impact of this change on women and families in affected areas. OvaScience will continue to pursue business development opportunities for the treatment.

In conjunction with this decision, OvaScience will restructure its organization to better align with these strategic priorities, including reducing its workforce by approximately 50 percent. These changes will enable the Company to extend its cash position into the first quarter of 2020, which it expects will allow it to achieve key 2019 milestones for OvaTure and OvaPrime, including:

•                  complete embryo transfers in the OvaPrime clinical trial by the end of the first quarter of 2019;

•                  initial readout of six months of post-EggPC reintroduction safety data for all patients in the OvaPrime clinical trial by the end of the first quarter of 2019;

•                  all potential births in the OvaPrime clinical trial by the end of 2019;

•                  initial readout of embryo transfers of all patients in the OvaPrime clinical trial by the end of 2019;

•                  bovine live birth from EggPC cell-derived egg in the OvaTure program by the end of the first quarter of 2019;

•                  six-month post-bovine live birth follow-up in the OvaTure program by the end of the third quarter of 2019; and

•                  submission of human OvaTure for regulatory approval (clinical studies) by the end of the second quarter of 2019.

“In December, we announced a revised corporate strategy to focus on the development of OvaTure and OvaPrime, and initiated a comprehensive search for a new CEO. Though difficult, the restructuring announced today, coupled with our decision to suspend efforts related to AUGMENT outside of North America, represents continued focus and execution toward this strategy,” said Michelle Dipp, M.D., Ph.D., Co-Founder and Executive Chairman of OvaScience. “With Dr. Kroeger’s appointment, OvaScience will focus on advancing OvaTure and OvaPrime through key milestones and exploring partnership opportunities for AUGMENT, with the resources to operate from a position of financial strength.”

Additional Leadership Transitions

Following the restructuring and the reduction in scope of the operations of the Company, Christophe Couturier, the Company’s Chief Financial Officer, is stepping down and will pursue other opportunities. Jonathan Gillis, Vice President of Finance, who has been with OvaScience for more than four years, will assume Mr. Couturier’s responsibilities.

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Updated Financial Guidance

As a result of the restructuring announced today, OvaScience expects its operating cash burn for 2017 to be lower than previously indicated and that the Company will have sufficient funds, without additional financing, to support its revised operating plan into the first quarter of 2020.

Dr. Kroeger Brings Deep Experience and Expertise from 20 Years in Life Sciences and Medical Industries

Dr. Kroeger joins OvaScience from Cardioxyl Pharmaceuticals, Inc., where he served as CEO. At Cardioxyl, Dr. Kroeger oversaw the preclinical and clinical development of a pipeline for acute and chronic heart failure, including CXL-1427, a potential treatment for acute decompensated heart failure. He also successfully negotiated Cardioxyl’s sale to Bristol Myers Squibb for $2.1 billion in total consideration. Prior to his position at Cardioxyl, he led investing efforts as a partner at The Aurora Funds, a venture capital firm focused on biotechnology and medical device companies. Earlier in his career, he held positions at Genzyme and Decision Resources.

Dr. Kroeger earned his B.A. from Harvard University, his M.D. from Stanford University School of Medicine and did his Residency in General Surgery at the Brigham and Women’s Hospital, an affiliate of Harvard Medical School. He also holds his M.B.A. from Harvard Business School. Dr. Kroeger currently serves on the Board of Directors of CardioFocus, Inc. and Cantex Pharmaceuticals, Inc. He has served as a director on the boards of five Aurora Funds portfolio companies and has worked with and advised 15 biotechnology and medical device companies during his career.

About OvaScience

OvaScience, Inc. (NASDAQ: OVAS) is a global fertility company dedicated to improving treatment options for women around the world. OvaScience is discovering, developing and commercializing new fertility treatments because it believes women deserve more options. Each OvaScience treatment is based on the Company’s proprietary technology platform that leverages the breakthrough discovery of egg precursor (EggPCSM) cells — immature egg cells found inside the protective ovarian lining. OvaScience is developing OvaTureSM, a potential next-generation in vitro fertilization (IVF) treatment that could help a woman produce healthy, young, fertilizable eggs without hormone injections and OvaPrimeSM, which could increase a woman’s egg reserve. OvaScience’s AUGMENTSM treatment is a fertility option designed to improve IVF success rates. OvaScience treatments are not available in the U.S. For more information, visit www.ovascience.com.

Forward-Looking Statements

This press release includes forward-looking statements about the Company’s plans for the OvaPrime treatment, OvaTure treatment and AUGMENT treatment, including statements

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relating to the Company’s (i) belief that the corporate restructuring will extend its cash runway into the first quarter of 2020 and enable the achievement of key 2019 milestones, (ii) expectation that operating cash burn for 2017 will be lower than previously indicated, (iii) 2019 milestones, (iv) planned management transitions, and (v) plans to focus on OvaTure and OvaPrime, discontinue efforts relating to AUGMENT outside of North America and explore partnership opportunities for AUGMENT. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: the science underlying our treatments (including the OvaPrime, OvaTure and AUGMENT treatments), which is unproven; our ability to obtain regulatory approval or licenses where necessary for our treatments; our ability to develop our treatments on the timelines we expect, if at all; our ability to commercialize our treatments, on the timelines we expect, if at all; operational risks; risks associated with pursuing partnership opportunities with third parties; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q and/or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Media and Investor Contact:

OvaScience, Inc.

Jennifer Viera

617-420-8748

jviera@ovascience.com

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